SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2016

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Global Power Equipment Group Inc. (the “Company”) previously disclosed in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 30, 2016, that the Company expected the New York Stock Exchange (the “NYSE”) to initiate procedures to delist the Company’s common stock, including the issuance of a delisting notice to the Company, and that the Company planned to disclose the receipt of such notice in a subsequent Current Report on Form 8-K. The Company confirms that it received that delisting notice on March 30, 2016. The notice stated that NYSE has determined to commence proceedings to delist the Company’s common stock from the NYSE because the Company could not commit to become current with its SEC-reporting obligations by May 19, 2016, which is the maximum time allowed under Section 802.01E of the NYSE’s Listed Company Manual. In connection with the Company’s inability to commit to become current by a date certain, the NYSE suspended trading in the Company’s common stock. Unless the Company requests an appeal of this determination, which the Company does not expect to do at this time, the NYSE will continue to suspend trading and remove the Company’s common stock from listing and registration on the NYSE. The Company’s common stock commenced trading on the OTC market as of March 31, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2016

Global Power Equipment Group Inc.

By:	/s/ TRACY D. PAGLIARA
Tracy D. Pagliara
Senior Vice President, Chief Administrative Officer,
General Counsel and Secretary

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